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                                                                 Exhibit 10.8


             ------------------------------------------------------


                               FURNITURE.COM, INC.
             Series D Convertible Preferred Stock Purchase Agreement



                          Dated as of December 30, 1999

             ------------------------------------------------------


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                               FURNITURE.COM, INC.

             SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                          Dated as of December 30, 1999

                                TABLE OF CONTENTS
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ARTICLE I

         PURCHASE, SALE AND TERMS OF SHARES........................................................................1
                  1.01.    THE PURCHASED SHARES....................................................................1
                  1.02.    PURCHASE PRICE AND CLOSING..............................................................1
                  1.03.    USE OF PROCEEDS.........................................................................2
                  1.04.    REPRESENTATIONS AND WARRANTIES BY THE PURCHASERS........................................2
                  1.05.    PERMITTED TRANSFERS.....................................................................3

ARTICLE II

         CONDITIONS TO PURCHASERS' OBLIGATION......................................................................4
                  2.01.    REPRESENTATIONS AND WARRANTIES..........................................................4
                  2.02.    DOCUMENTATION AT CLOSING................................................................4
                  2.03.    CONSENTS, WAIVERS, ETC..................................................................6
                  2.04.    DUE DILIGENCE...........................................................................6

ARTICLE III

         REPRESENTATIONS AND WARRANTIES............................................................................6
                  3.01.    ORGANIZATION AND STANDING OF THE COMPANY AND EACH OF ITS SUBSIDIARIES...................6
                  3.02.    CORPORATE ACTION........................................................................6
                  3.03.    GOVERNMENTAL APPROVALS..................................................................6
                  3.04.    LITIGATION..............................................................................7
                  3.05.    CERTAIN AGREEMENTS OF OFFICERS AND KEY EMPLOYEES........................................7
                  3.06.    COMPLIANCE WITH OTHER INSTRUMENTS.......................................................8
                  3.07.    [RESERVED]..............................................................................8
                  3.08.    TAXES...................................................................................8
                  3.09.    ERISA...................................................................................8
                  3.10.    TRANSACTIONS WITH AFFILIATES............................................................8
                  3.11.    ASSUMPTIONS OR GUARANTEES OF INDEBTEDNESS OF OTHER PERSONS..............................9
                  3.12.    INVESTMENTS IN OTHER PERSONS............................................................9
                  3.13.    SECURITIES ACT..........................................................................9
                  3.14.    DISCLOSURE..............................................................................9
                  3.15.    BROKERS OR FINDERS......................................................................10
                  3.16.    CAPITALIZATION; STATUS OF CAPITAL STOCK.................................................10
                  3.16A.   CAPITAL STOCK OF SUBSIDIARIES...........................................................10
                  3.17.    REGISTRATION RIGHTS.....................................................................11


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                  3.18.    INSURANCE...............................................................................11
                  3.19.    BOOKS AND RECORDS.......................................................................11
                  3.20.    TITLE TO ASSETS, PATENTS................................................................11
                  3.21.    REAL PROPERTY HOLDING CORPORATION STATUS................................................12
                  3.22.    LABOR RELATIONS.........................................................................12
                  3.23.    OTHER AGREEMENTS........................................................................13
                  3.24.    ENVIRONMENTAL PROTECTION................................................................15
                  3.25.    COMPLIANCE WITH LAW; PERMITS............................................................15
                  3.26.    FINANCIAL STATEMENTS....................................................................16
                  3.27.    YEAR 2000 COMPLIANCE....................................................................16

ARTICLE IV

         COVENANTS OF THE COMPANY

                  4.01.    AFFIRMATIVE COVENANTS OF THE COMPANY OTHER THAN REPORTING REQUIREMENTS..................16
                  4.02.    NEGATIVE COVENANTS OF THE COMPANY.......................................................19
                  4.03.    REPORTING REQUIREMENTS..................................................................21

ARTICLE V

         RIGHT OF FIRST REFUSAL....................................................................................23
                  5.01.    RIGHT OF FIRST REFUSAL..................................................................23
                  5.02.    NOTICE OF ACCEPTANCE....................................................................23
                  5.03.    CONDITIONS TO ACCEPTANCES AND PURCHASE..................................................24
                  5.04.    FURTHER SALE............................................................................24
                  5.05.    TERMINATION OF RIGHT OF FIRST REFUSAL...................................................24
                  5.06.    EXCEPTION...............................................................................24
                  5.07.    FIRST QUALIFIED PUBLIC OFFERING.........................................................25

ARTICLE VI

         DEFINITIONS AND ACCOUNTING TERMS..........................................................................28
                  6.01.    CERTAIN DEFINED TERMS...................................................................28
                  6.02.    ACCOUNTING TERMS........................................................................31

ARTICLE VII

         MISCELLANEOUS.............................................................................................31

                  7.01.    NO WAIVER; CUMULATIVE REMEDIES..........................................................31
                  7.02.    AMENDMENTS, WAIVERS AND CONSENTS........................................................31
                  7.03.    ADDRESSES FOR NOTICES...................................................................31
                  7.04.    COSTS, EXPENSES AND TAXES...............................................................32
                  7.05.    BINDING EFFECT; ASSIGNMENT..............................................................32
                  7.06.    SURVIVAL................................................................................33
                  7.07.    PRIOR AGREEMENTS........................................................................33
                  7.08.    SEVERABILITY............................................................................33
                  7.09.    GOVERNING LAW...........................................................................33
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                  7.10.    HEADINGS................................................................................33
                  7.11.    COUNTERPARTS............................................................................33
                  7.12.    FURTHER ASSURANCES......................................................................33
                  7.13.    INDEMNIFICATION.........................................................................33
                  7.14.    AGGREGATION OF STOCK....................................................................34
                  7.15.    CONFIDENTIALITY.........................................................................34
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EXHIBITS

1.01              List of Purchasers
1.01A             Purchaser Signature Page
1.01B             Restated Certificate of Incorporation
2.02B             Form of Opinion of Counsel
2.02F             Stockholders' Agreement
2.02J             Registration Rights Agreement
3.04              Litigation
3.05              Certain Agreements of Officers and Key employees
3.06              Compliance with Other Instruments
3.08              Taxes
3.09              ERISA
3.10              Transactions with Affiliates
3.11              Assumptions or Guaranties of Indebtedness of Other Persons
3.12A             Loans or Advances
3.12B             Subsidiaries
3.14              Material Contracts
3.16              Capitalization
3.17              Registration Rights
3.18              Insurance
3.20              Title to Assets, Patents
3.22              Labor Relations
3.23(a)           Other Agreements - Distributors/Vendors
3.23(b)           Other Agreements - Sales Contracts with Rebate/Right of
                  Set-Off
3.23(c)           Other Agreements - Contracts with Labor Unions
3.23(d)           Other Agreements - Contracts Permitting Renegotiation of Price
3.23(e)           Other Agreements - Purchase of Fixed Assets
3.23(f)           Other Agreements - Employment
3.23(g)           Employee Benefit Plans
3.23(h)           Schedule of Loans with Security Interest
3.23(i)           Guaranty of Obligation for Borrowed Money
3.23(j)           Voting, Stockholder, Pledge or Buy Sell Agreements
3.23(k)(A)        Agreements to Lease Real Property as Lessee or Lessor
3.23(k)(B)        Other Agreements - Equipment Leases
3.23(l)           Agreements to Acquire or Retire Equity Securities
3.23(m)           Intangible Property
3.23(n)           Consulting and Professional Agreements
3.23(o)           Required to be Filed with the SEC with Registration Statement
3.23(p)           Agreements to Exercise Buyout Provision of any Lease
3.23A             Present Expectations or Intentions of Non-Performance
3.24              Environmental Protection
3.25              Compliance with Law; Permits
4.02(a)           Indebtedness
4.02(h)           Dealings with Affiliates and Others



                                       iv
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                                                        As of December 30, 1999

TO:      The Persons listed on EXHIBIT 1.01 hereto

               Re:         PURCHASE OF SERIES D CONVERTIBLE PREFERRED STOCK

Ladies and Gentlemen:

               Furniture.com, Inc. (the "Company"), a Delaware corporation, agrees with each of you as follows:


                                    ARTICLE I

                       PURCHASE, SALE AND TERMS OF SHARES

         1.01.....THE PURCHASED SHARES. The Company has authorized the issuance and sale of up to 3,200,000 shares of its authorized but unissued shares of Series D Convertible Preferred Stock, $.01 par value (the "Series D Preferred"), at a purchase price of $9.40 per share to the persons (collectively, the "Purchasers" and, individually, a "Purchaser") and in the respective amounts set forth in EXHIBIT 1.01 hereto. Each Purchaser shall become a party to this Agreement by the execution and delivery of signature pages in the form of
EXHIBIT 1.01A hereto (the "Purchaser Signature Page") and to the Stockholders' Agreement and Registration Rights Agreement (each as defined below). The designation, rights, preferences and other terms and conditions relating to the Series D Preferred shall be as set forth in the Fourth Amended and Restated Certificate of Incorporation of the Company (the "Restated Certificate of Incorporation"), attached hereto as EXHIBIT 1.01B.

          The Series D Preferred as now held or as hereafter acquired is sometimes referred to herein as the "Purchased Shares" and the Purchased Shares and the Converted Shares (as defined in Article VI hereof) are sometimes collectively referred to herein as the "Shares."

         1.02     PURCHASE PRICE AND CLOSING.

                 (a) Subject to and in reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchasers, and the Purchasers, severally but not jointly, agree to purchase that number of Purchased Shares set forth opposite their respective names in EXHIBIT 1.01. The aggregate purchase price of the Purchased Shares being purchased by each Purchaser is set forth opposite such Purchaser's name in EXHIBIT 1.01. The purchase and sale shall take place at a closing (the "Closing") to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts on December 30, 1999, at 10:00 A.M., or at such other location, on such other date and at such time as the Company and the Purchasers may mutually agree upon. At the Closing, the Company will issue and deliver certificates evidencing the Purchased Shares to be sold at such Closing to each of the Purchasers against payment to the Company of the full purchase price therefor by (i) wire transfer, (ii) certified bank or cashier's check payable to the order of the Company, or (iii) any combination of (i) and (ii) above.


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                  (b) The Company may sell, at any time prior to January 5,
2000, in one or more closings (each, a "Subsequent Closing"), additional Purchased Shares (but together with the Purchased Shares sold at the Closing not more than an aggregate of 3,200,000 Purchased Shares) at a purchase price of $9.40 per share, to such purchasers (each, an "Additional Purchaser") as may be approved by the Chief Executive Officer of the Company. At each Subsequent Closing, (i) the Company and each Additional Purchaser shall execute and deliver a counterpart Purchaser Signature Page hereto, whereupon such Additional Purchaser shall become a "Purchaser" hereunder and the Purchased Shares purchased by such Additional Purchaser shall be deemed "Purchased Shares" for purposes of this Agreement, and (ii) the Company shall cause EXHIBIT 1.01 hereto to be amended to reflect the purchases made by the Additional Purchasers at each Subsequent Closing by such Additional Purchaser, registered in the name of such Additional Purchaser, against payment to the Company in the manner specified above. The Company shall deliver to each Purchaser, within 15 days after any Subsequent Closing, written notice of such Subsequent Closing (which notice shall specify the names of each Additional Purchaser and the number of shares of Series D Preferred issued to each).

         1.03 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Purchased Shares for working capital and general corporate purposes.


         1.04 REPRESENTATIONS AND WARRANTIES BY THE PURCHASERS. Each of the Purchasers represents and warrants severally, but not jointly, that (a) it is acquiring the Shares, for its own account and that the Shares are being and will be acquired by it for the purpose of investment and not with a view to, or in connection with, subdivision, distribution or resale thereof in violation of any State or Federal securities laws; (b) the execution of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action (if any) on the part of the Purchaser, and this Agreement has been duly executed and delivered, and constitutes a valid, legal, binding and enforceable agreement of the Purchaser; (c) it is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act (as defined in Article VI hereof); (d) it has taken no action which would give rise to any claim by any other person for any other person for any brokerage commissions, finders' fees or the like relating to this Agreement or the transactions contemplated hereby; (e) the individual executing this Agreement has appropriate authority to act on behalf of such Purchaser; (f) it was not specifically formed to acquire the Shares subscribed for hereby; (g) it understands that there is no market for the Shares and that there is no assurance that such a market will develop and the Purchaser has no present need for liquidity with respect to its investment; (h) it is able to bear the economic risk of its investment for an indefinite period of time and can afford a complete loss of its investment; (i) it has sufficient knowledge and experience investing in companies similar to the Company in terms of the Company's early stage of development and it understands that an investment in the Company involves a very high degree of risk and it has taken full cognizance of and understands such risks; (j) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company, has evaluated such risks and has determined that the Shares are a suitable investment for it; (k) it understands that no Federal or State agency has made any finding or determination as to the fairness for investment in, or any recommendation or endorsement of, the Shares;
(l) it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and has received from the Company all such information concerning the Company as it has requested; (m) it has consulted its own attorney, accountant or investment advisor with respect to the investment contemplated hereby and its suitability for the Purchaser; (n) its overall commitment to investments which are not readily marketable is not disproportionate to the net worth of the Purchaser, and the Purchaser's investment in the Shares will not cause such overall commitment to become excessive; and (o) it received an offer concerning the Shares and first learned of this investment in the state or other jurisdiction listed in the address of such Purchaser on the attached EXHIBIT 1.01 hereto. The Purchasers' representations under this Section 1.04, however, shall not limit or modify the representations and warranties of the Company in Article III of this Agreement or the right of the Purchasers to rely thereon. The acquisition by each Purchaser of the Shares acquired by it shall constitute a confirmation as of the date of such acquisition of the representations and warranties made herein by each such Purchaser.

             Each Purchaser understands that the Shares have not been registered under the Securities Act, or the securities laws of any State by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 506 promulgated under the Securities Act, and applicable State securities laws.

                   Each of the Purchasers further represents that it understands and agrees that Company has no current obligation to register the Shares and that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 as promulgated by the Securities and Exchange Commission, all certificates evidencing any of the Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

                     "The securities represented by this certificate have not been registered under the Securities Act of 1933 or applicable State securities laws. These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such securities under the Securities Act of 1933 and applicable State securities laws, unless the holder shall have obtained an opinion of counsel satisfactory to the issuer of these securities as to the availability of an exemption from the registration provisions of the Securities Act of 1933 and applicable State securities laws."

              The foregoing representations, warranties, agreements, undertakings and acknowledgments are made by each Purchaser with the intent that they be relied upon in determining its suitability as a purchaser of the Shares.

         1.05     PERMITTED TRANSFERS. The Company agrees that it will permit
(X) a transfer of Purchased Shares or Converted Shares (i) to one or more of its partners or members in any Purchaser that is a partnership or limited liability company or to a retired or withdrawn partner or member who retires or withdraws after the date hereof in full or partial distribution of his interest in such partnership or limited liability company, (ii) to any immediate family member (which shall be deemed to include a spouse, sibling, lineal descendant, ancestor, mother-in-law, father-in-law, brother-in-law and sister-in-law) of an individual Purchaser by gift or bequest or through inheritance, or to a trust or family limited partnership (or other similar entity) created for the benefit of one or more of the foregoing, (iii) to any shareholder of any Purchaser that is a corporation or (iv) to any person or entity acquiring at least 250,000 shares of Series D Preferred

(such number being subject to adjustment for any stock dividend, stock split, subdivision, combination or other recapitalization); PROVIDED, HOWEVER, that the transferor provides written notice of such transfer to the Company stating the transferee's name and address and specifying the number and type of securities to be transferred; and PROVIDED, FURTHER, that the Company receives a written instrument pursuant to which the transferee agrees to be subject to the terms hereof to the same extent as if it were an original Purchaser hereunder and (Y) a sale or other transfer of any of the Purchased Shares or Converted Shares upon obtaining assurance satisfactory to the Company that such transaction is exempt from the registration requirements of, or is covered by an effective registration statement under, the Act and applicable state securities or "blue-sky" laws, including, without limitation, receipt of an unqualified opinion to such effect of counsel reasonably satisfactory to the Company. Notwithstanding anything herein to the contrary, in no event may any Purchaser, together with its affiliates and transferees, transfer any Purchased Shares or Converted Shares to more than 10 persons in the aggregate.

                                   ARTICLE II

                      CONDITIONS TO PURCHASERS' OBLIGATION

             The obligation of each Purchaser to purchase and pay for the Shares to be purchased by it at the Closing is subject to the following conditions, all of which shall be deemed satisfied or waived in the event that the transactions contemplated herein to be effected at the Closing are consummated:

         2.01 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company and its Subsidiaries (as defined in Article VI hereof) set forth in Article III hereof shall be true and correct on the date of the Closing.

         2.02 DOCUMENTATION AT CLOSING. The Purchasers shall have received prior to or at the Closing all of the following documents or instruments, or evidence of completion thereof, each in form and substance satisfactory to the Purchasers and their counsel, or each of the following events shall have occurred prior to or at the Closing.

                  (a) A copy of the Restated Certificate of Incorporation of the Company and Articles of Organization of each of its Subsidiaries, in each case certified by the Secretary of State of the jurisdiction of their respective organization, a copy of the resolutions of the Board of Directors and, if required, the stockholders of the Company evidencing the adoption of the Restated Certificate of Incorporation, the approval of this Agreement, the issuance of the Shares and the other matters contemplated hereby, a copy of the Bylaws of the Company and of each of the Company's Subsidiaries, all of which have been certified by the Secretary of the Company to be true, complete and correct in every particular, and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement and the Shares.

                  (b) An opinion of Hale and Dorr LLP, counsel to the Company, in the form of EXHIBIT 2.02B attached hereto.

                  (c) A certificate of the Secretary of the Company which shall certify the names of the officers of the Company authorized to sign this Agreement, the certificates for the

Purchased Shares, and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers.

                  (d) A certificate of the President of the Company stating that the representations and warranties of the Company and its Subsidiaries contained in Article III hereof and otherwise made by the Company in writing in connection with the transactions contemplated hereby are true and correct and that all conditions required to be performed by the Company and its Subsidiaries prior to or at the Closing have been performed or waived as of the Closing.

                  (e) The Restated Certificate of Incorporation of the Company shall provide for the designation of the rights and preferences of the Class A Common Stock, the Class B Common Stock, the Series A Preferred, the Series B Preferred, the Series C Preferred and the Series D Preferred in the form set forth in EXHIBIT 1.01A, attached hereto.

                  (f) A Third Amended and Restated Stockholders' Agreement in the form set forth in EXHIBIT 2.02F (the "Stockholders' Agreement") shall have been executed by such of the parties named therein as requested by the Purchasers.

                  (g) Certificates of Good Standing for the Company and each of its Subsidiaries (i) from the jurisdiction of their respective organization and
(ii) from any other jurisdiction in which the character of the property owned or leased, or the nature of the activities conducted, by the Company or any of its Subsidiaries makes such licensing or qualification necessary, shall have been provided to the Purchasers and their counsel.

                  (h) Payment for the costs, expenses, taxes and filing fees identified in Section 7.04.

                  (i) The Bylaws of the Company shall provide for a Board of Directors consisting of eight (8) members, who shall be designated in accordance with the Stockholders' Agreement.

                  (j) The Company and the Purchasers shall have entered into a Third Amended and Restated Registration Rights Agreement (the "Registration Rights Agreement") in the form set forth in EXHIBIT 2.02J.

                   (k) The Company shall have reserved a total of not more than 4,500,000 shares of Class B Common Stock as Reserved Management Shares (as defined in Article VI), which such number shall include the Reserved Management Shares that have been previously been reserved.

                  (l) The Company shall have reserved 3,200,000 shares of Class B Common Stock as Converted Shares.

         2.03 CONSENTS, WAIVERS, ETC. Prior to the Closing the Company shall have obtained all consents or waivers, if any, necessary to execute and deliver this Agreement, issue the Shares and to carry out the transactions contemplated hereby, and all such consents and waivers shall be in full force and effect at the Closing. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Shares and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken, except for any post-sale filing that may be required under Federal or State securities laws.

         2.04 DUE DILIGENCE. The Purchasers shall have completed their due diligence investigation of the Company and its Subsidiaries to their satisfaction.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          The Company hereby represents and warrants as follows as of the date of the Closing (it being understood and agreed that the representations and warranties herein relate to the business of the Company and each of its Subsidiaries taken as a whole):

         3.01 ORGANIZATION AND STANDING OF THE COMPANY AND EACH OF ITS SUBSIDIARIES. The Company and each of its Subsidiaries is a duly organized and validly existing corporation in good standing under the laws of the State of its incorporation and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted or as proposed to be conducted. The Company and each of its Subsidiaries is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted by it, makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined in Article VI).

         3.02 CORPORATE ACTION. The Company has all necessary corporate power and has taken all corporate action required to make all the provisions of this Agreement and any other agreements (including the Stockholders' Agreement and Registration Rights Agreement) and instruments executed in connection herewith and therewith be the valid and binding obligations of the Company, enforceable in accordance with their respective terms. The issuance of the Purchased Shares, and the issuance of the Converted Shares upon conversion of the Purchased Shares will not be subject to preemptive rights or other preferential rights in any present or future shareholders of the Company and will not conflict with any provision of any agreement or instrument to which the Company is a party or by which it or its property is bound.

         3.03 GOVERNMENTAL APPROVALS. Except for the filing of any notice subsequent to the Closing that may be required under applicable State and/or Federal securities laws (which, if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for the execution and delivery by the Company of this Agreement, for the offer, issue, sale and delivery of the Shares, or for the performance by the Company of its obligations under this Agreement.

         3.04 LITIGATION. Except as set forth on EXHIBIT 3.04 hereto, there is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries affecting any of its respective properties or assets, or, to the best knowledge of the Company, against any Key Employee (as defined in Article VI hereof) affecting such person's performance of duties for the Company, his share ownership in the Company or any of its Subsidiaries or otherwise relating to the business of the Company or any of its Subsidiaries, nor, to the best knowledge of the Company, has there occurred any event nor does there exist any condition on the basis of which any such litigation, proceeding or investigation might properly be instituted, which if adversely determined would result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, Key Employee or holder of the capital stock of the Company (other than any Purchaser) or any of its Subsidiaries is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency that might result in any case, or in the aggregate, in any Material Adverse Effect. Except as set forth on EXHIBIT
3.04 hereto, there are no actions or proceedings pending or, to the knowledge of the Company, threatened (or any basis therefor known to the Company) which might result, either in any case or in the aggregate, in any material adverse effect on the business, operations, affairs or condition of the Company or any of its Subsidiaries or in their properties or assets taken as a whole, or which might call into question the validity of this Agreement, any of the Shares, or any action taken or to be taken pursuant hereto or thereto. The foregoing sentences include, without limiting their generality, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the officers or employees of the Company or any of its Subsidiaries or their use in connection with the business of the Company or any of its Subsidiaries of any information or techniques allegedly proprietary to any of their former employers.

         3.05     CERTAIN AGREEMENTS OF OFFICERS AND KEY EMPLOYEES.

                  (a) Except as set forth on EXHIBIT 3.05, to the Company's knowledge, except in instances which will not result in a Material Adverse Effect, no officer or Key Employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, or any other contract or agreement or any restrictive covenant relating to the right of any such officer or Key Employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or to be conducted by the Company or any of its Subsidiaries or relating to the use of trade secrets or proprietary information of others, and to the Company's knowledge and belief, the continued employment of the officers and Key Employees of the Company or any of its Subsidiaries does not subject the Company, any of its Subsidiaries or any Purchaser to any liability arising out of the foregoing contracts or agreements.

                  (b) Except as set forth on EXHIBIT 3.05, to the knowledge of the Company, no officer of the Company or any of its Subsidiaries, nor any Key Employee of the Company or any of its Subsidiaries whose termination, either individually or in the aggregate, would have a Material Adverse Effect on the Company, has expressed any present intention of terminating his employment in such capacity.

         3.06     COMPLIANCE WITH OTHER INSTRUMENTS. Except as set forth on
EXHIBIT 3.06, the Company and each of its Subsidiaries is in compliance in all respects with the terms and provisions of this Agreement and of its Restated Certificate of Incorporation (or Articles of Organization, as the case may be) and Bylaws, and in all material respects with the terms and provisions of all material mortgages, indentures, leases, agreements and other instruments, if any, by which it is bound or to which it or any of its respective properties or assets are subject, except where noncompliance would not result in a Material Adverse Effect. Except as set forth on EXHIBIT 3.06, the Company and each of its Subsidiaries is in compliance in all material respects with all judgments, decrees, governmental orders, statutes, rules or regulations by which it is bound or to which any of its properties or assets are subject, except where such noncompliance would not result in a Material Adverse Effect. The Company and each of its Subsidiaries possesses all authorizations, approvals, orders, licenses, registrations, certificates and permits of and from all governmental regulatory officials and bodies necessary to conduct their respective businesses, except where such failure would not have a Material Adverse Effect. Neither the execution, issuance and delivery of this Agreement, nor the consummation of any transaction contemplated hereby or thereby, has constituted or resulted in or will constitute or result in a default or violation of any material term or provision of any of the foregoing documents, instruments, judgments, agreements, decrees, orders, statutes, rules and regulations, except where such default or violation would not, in the best knowledge of the Company, result in a Material Adverse Effect.

         3.07     [Reserved]

         3.08 TAXES. Except as set forth on EXHIBIT 3.08, the Company and each of its Subsidiaries have prepared correctly in all material respects and timely filed all Federal, State, foreign and other tax returns required under the laws of any applicable jurisdiction to be filed by them, have paid or made provision for the payment of all taxes, including sales taxes, due from the Company and each of its Subsidiaries, respectively, and all additional assessments (whether or not shown on such returns) except where such nonpayment or lack or provision would not result in a Material Adverse Effect. Except as set forth on EXHIBIT 3.08, none of the Federal income tax returns of the Company or any of its Subsidiaries have been audited by the Internal Revenue Service. The Company does not know of any additional assessments or adjustments pending or threatened against the Company or any of its Subsidiaries, as the case may be, for any period, nor of any basis for any such assessment or adjustment.

         3.09 ERISA. Except as set forth in EXHIBIT 3.09, neither the Company nor any of its Subsidiaries makes or has any present intention to make any contributions to or has incurred any liability with respect to any employee pension benefit plans for its employees which are subject to ERISA.

         3.10 TRANSACTIONS WITH AFFILIATES. Except as contemplated hereby and except as set forth on EXHIBIT 3.10, there are no loans, leases, royalty agreements or other continuing transactions between any officer, employee or director of the Company or any of its Subsidiaries or any Person (as defined in Article VI hereof) owning capital stock of the Company or any of its Subsidiaries or any member of the immediate family of such officer, employee, director or stockholder or any corporation or other entity controlled by such officer, employee, director or stockholder or a member of the immediate family of such officer, employee, director or stockholder; PROVIDED that the term "continuing transactions" shall not be deemed to include ongoing employment arrangements between the Company and its employees or officers that are consistent with, and entered into in, the ordinary course of business.

         3.11 ASSUMPTIONS OR GUARANTEES OF INDEBTEDNESS OF OTHER PERSONS. Except as contemplated hereby and except as set forth in EXHIBIT 3.11, neither the Company nor any of its Subsidiaries have assumed, guaranteed, endorsed or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), which remains currently outstanding, any Indebtedness (as defined in Article VI hereof) of any other Person, including any of its Subsidiaries.

         3.12 INVESTMENTS IN OTHER PERSONS. Except as contemplated hereby and except as set forth in EXHIBIT 3.12A, neither the Company nor any of its Subsidiaries have made any loan or advance to any Person which is outstanding on the date of this Agreement, nor are the Company or any of its Subsidiaries committed or obligated to make any such loan or advance, nor does the Company or any of its Subsidiaries own any capital shares, assets comprising the business of, obligations of, or any interest in, any Person except as disclosed in this Agreement. Except as set forth in EXHIBIT 3.12B, the Company has no Subsidiaries.

         3.13 SECURITIES ACT. To the best knowledge of the Company, the Company has complied and will comply with all applicable Federal and State securities laws in connection with the offer, issuance and sale of the Shares. Neither the Company nor anyone acting on its behalf has or will sell, offer to sell or solicit offers to buy the Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Shares under the registration provisions of the Securities Act and applicable State securities laws.

         3.14 DISCLOSURE. This Agreement, including all Schedules and Exhibits hereto, does not contain any untrue statement of a material fact nor does it omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they are or were made. There is no fact within the knowledge of the Company which has not been disclosed herein or in writing by it to the Purchasers and which would have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has, and the Company has no reasonable grounds to know of, any liability, contingent or otherwise, other than outstanding payables to furniture vendors, in an amount exceeding $1,000,000, other than those liabilities described on EXHIBIT 3.10 or EXHIBIT 3.14 or the contracts described in EXHIBIT 3.23.

         3.15 BROKERS OR FINDERS. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company or any of its Subsidiaries for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company, any of its Subsidiaries or any of their respective agents.

         3.16 CAPITALIZATION; STATUS OF CAPITAL STOCK. The Company has a total authorized capitalization consisting of (i) 33,000,000 shares of Class B Common Stock, $.01 par value, of which 6,208,070 shares are issued and outstanding on the date hereof, (ii) 3,040,000 shares of Class A Common Stock, $.01 par value, of which 3,040,000 shares are issued and outstanding on the date hereof, (iii) 3,009,600 shares of Series A Preferred, of which 3,009,600 shares are issued and outstanding on the date hereof, (iv) 7,246,036 shares of Series B Preferred, of which 7,042,254 shares are issued and outstanding on the date hereof, (v) 4,727,786 shares of Series C Preferred, of which 4,727,786 shares are issued and outstanding on the date hereof, and (vi) 3,200,000 shares of Series D Preferred, none of which are issued and outstanding on the date hereof, in each case without giving effect to the transactions contemplated hereby. A complete list of the capital shares of the Company which has been previously issued and the names in which such capital shares are registered on the stock transfer books of the Company is set forth in EXHIBIT 3.16 hereto. All the outstanding capital shares of the Company have been duly authorized, are validly issued and are fully paid and non-assessable. The Purchased Shares, when issued and delivered in accordance with the terms hereof and after payment of the purchase price therefor, and the Converted Shares, when issued and delivered upon conversion of the Purchased Shares, will be duly authorized, validly issued, fully paid and non-assessable. Except as otherwise set forth in EXHIBIT 3.16, no options, warrants, subscriptions or purchase rights of any nature to acquire from the Company shares of capital stock or other securities are authorized, issued or outstanding, nor is the Company obligated in any other manner to issue its capital shares or other securities except as contemplated by this Agreement. Except as set forth in
EXHIBIT 3.16, to the Company's knowledge, there are no restrictions on the transfer of capital shares of the Company other than those imposed by relevant Federal and State securities laws and as otherwise contemplated by this Agreement, the Stockholders' Agreement and the Registration Rights Agreement. Except as set forth in EXHIBIT 3.16 and other than as provided in the above-referenced Stockholders' Agreement, to the Company's knowledge, there are no agreements, understandings, trusts or other collaborative arrangements or understandings concerning the voting of the capital shares of the Company. Except as set forth in EXHIBIT 3.16, to the Company's knowledge, there are no agreements, understandings or trusts concerning transfers of the capital shares of the Company except for the aforementioned Stockholders' Agreement, the aforementioned Registration Rights Agreement and except as contemplated by this Agreement. The offer and sale of all capital shares and other securities of the Company issued before the Closing complied with or were exempt from all applicable Federal and State securities laws and no stockholder has a right of rescission with respect thereto.

         3.16A    CAPITAL STOCK OF SUBSIDIARIES. EXHIBIT 3.16A sets forth a list of each Subsidiary of the Company and its jurisdiction of incorporation or organization. The Company owns all of the outstanding capital stock of each of the Subsidiaries, beneficially and of record, free and clear of all liens, encumbrances, restrictions (other than those under applicable securities laws) and claims of every kind. All the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized, are validly issued and are fully paid and non-assessable. There are no options, warrants or rights to purchase shares of capital stock or other securities of any of the Subsidiaries authorized, issued or outstanding, nor is any Subsidiary obligated in any other manner to issue shares of its capital stock or other securities.

         3.17 REGISTRATION RIGHTS. Except as set forth in EXHIBIT 3.17 and except for the rights granted pursuant to the Registration Rights Agreement, no Person has demand or other rights (which such rights shall be effective subsequent to the Closing) to cause the Company or any of its Subsidiaries to file any registration statement under the Securities Act relating to any securities of the Company or any of its Subsidiaries or any right to participate in any such registration statement.

         3.18 INSURANCE. EXHIBIT 3.18 sets forth a list (including the name of the insurer, the name of the policyholder, the periods of coverage and the scope of coverage) of all material insurance policies under which the Company or any of its Subsidiaries is a party, a named insured or otherwise the beneficiary of coverage.

         3.19 BOOKS AND RECORDS. The books of account, ledgers, order books, records and documents of the Company and each of its Subsidiaries reflect in all material respects, all material information relating to the business of the Company and each of its Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company and each of its Subsidiaries.

         3.20 TITLE TO ASSETS, PATENTS. The Company and each of its Subsidiaries has good and marketable title in fee to such of its fixed assets, if any, as are real property, and good and merchantable title to all of its other assets, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except where such failure to so have would not have a Material Adverse Effect, except as indicated in EXHIBIT 3.20. The Company and each of its Subsidiaries enjoys peaceful and undisturbed possession under all leases under which it is operating, and all such leases are valid and subsisting and in full force and effect. Except as set forth in EXHIBIT 3.20, the Company knows of no adverse claim that would interfere with its right or the right of any of its Subsidiaries to use the patents, patent rights, permits, licenses, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, registered copyrights, inventions, and intellectual property rights being used to conduct its business as now operated and as now proposed to be operated (a list of the patent and trademark applications made by the Company and each of its Subsidiaries is attached hereto as EXHIBIT 3.20); and the Company has no reason to believe that the conduct of its business or the conduct of the business of any of its Subsidiaries as now operated and as now proposed to be operated conflicts or will conflict with valid patents, patent rights, permits, licenses, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, registered copyrights, inventions, and intellectual property rights of any other Person, except as noted in EXHIBIT
3.20. To the Company's knowledge, no product or process presently used or proposed to be manufactured, marketed, offered, sold or used by the Company or any of its Subsidiaries will violate any license or infringe on any intellectual property rights of any other Person; and neither the intellectual property rights of the Company or any of its Subsidiaries nor the operation or proposed operation of the business of the Company or any of its Subsidiaries is known to conflict with the asserted rights of others, nor does there exist any known basis for any such conflict, except as noted in EXHIBIT 3.20. The Company owns or has the right to use all of the back office and graphic user interface software necessary to run its website and any graphic or textual content thereof and, except as set forth in EXHIBIT 3.20, has the right to use and include any graphic or text on such website free and clear of the intellectual property rights of any third party. No claim is known to be pending or threatened to the effect that any such intellectual property owned or licensed by the Company or any of its Subsidiaries, or which the Company or any of its Subsidiaries otherwise has the right to use, is invalid or unenforceable by the Company or any of its Subsidiaries, and the Company has no reason to believe that any patents or intellectual property rights owned or used by the Company or any of its Subsidiaries may be invalid. Except as set forth on EXHIBIT 3.20, neither the Company nor any of its Subsidiaries has any obligation to compensate any Person for the use of any such patents or rights, and neither the Company nor any of its Subsidiaries has granted any Person any license or other rights to use in any manner any of the patents or rights of the Company or any of its Subsidiaries, whether requiring the payment of royalties or not. The Company has used commercially reasonable efforts to (i) protect and enforce all copyright, trademark and patent rights of the Company except for those copyright, trademark and patent rights that, individually or in the aggregate, would not have a Material Adverse Effect, and (ii) otherwise secure and protect for the Company's benefit all of its material rights in its material intellectual property.

         3.21 REAL PROPERTY HOLDING CORPORATION STATUS. Since its date of incorporation, neither the Company nor any of its Subsidiaries has been, and as of the date of the Closing, shall not be, a "United States real property holding corporation," as defined in Section 897(c)(2) of the Internal Revenue Code, and in Section 1.897-2(b) of the Treasury Regulations issued thereunder. Neither the Company nor any of its Subsidiaries have any current plans or intentions which would cause the Company or any of its Subsidiaries to become a "United States real property holding corporation," and the Company and each of its Subsidiaries have filed with the IRS all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.

         3.22 LABOR RELATIONS. Except as set forth in the attached EXHIBIT 3.22, (i) there is no labor strike, lock-out, slowdown, or work stoppage actually pending, or threatened against or affecting the business of the Company or any of its Subsidiaries; (ii) no labor organization claims to represent the employees of the Company or any of its Subsidiaries; (iii) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to the employees of the Company or any of its Subsidiaries; (iv) the Company does not have any knowledge of any current union organizing activities among its employees nor has there been filed at the National Labor Relations Board any petition regarding any question concerning representation of such employees; (v) other than as set forth in the Company's employee handbook (if any), there are no written personnel policies, rules or procedures applicable to the employees of the Company or any of its Subsidiaries; (vi) the Company and each of its Subsidiaries is, and has at all times been, in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other analogous applicable law, ordinance or regulation; (vii) neither the Company nor any of its Subsidiaries has received notice of any pending or threatened unfair labor practice charge or complaint against the Company or any of its Subsidiaries before the National Labor Relations Board or any similar State or foreign agency; (viii) there is no grievance arising out of any collective bargaining agreement; (ix) no charges are pending against the Company or any of its Subsidiaries before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; (x) neither the Company nor any of its Subsidiaries has received notice of the intent of any Federal, State, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation nor that any investigation is in progress; and (xi) neither the Company nor any of its Subsidiaries has received notice of any pending or threatened complaints, lawsuits or other proceedings in any forum by or on behalf of any present or former employee, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship, except where such notice would not have a Material Adverse Effect. Except as set forth in the attached EXHIBIT 3.23(f), there are no employment contracts or severance agreements with any employees of the Company or any of its Subsidiaries.

         3.23     OTHER AGREEMENTS. Except as set forth in the attached EXHIBITS
3.23 (a) - (p) or in other Exhibits hereto, neither the Company nor any Subsidiary is a party to any written or oral contract or instrument or other corporate restriction which, to the best knowledge of the Company, individually or in the aggregate, could have a Material Adverse Effect. The Company is not in violation of the terms of any of the agreements listed on EXHIBITS 3.23 (a) -
(p), except where such violation would not result in a Material Adverse Effect. Neither the Company nor any Subsidiary is a party to any written or oral:

                  (a) distributor, vendor, franchise, dealer or manufacturer's representative contract or agreement which is not terminable on less than in ninety (90) days' notice without cost or other liability to the Company or any Subsidiary (except for contracts which, in the aggregate, are not material to the business of the Company or Subsidiary, as the case may be), except as set forth in EXHIBIT 3.23(a);

                  (b) sales contract which entitles any customer to a rebate or right of set-off, to return any product to the Company or any Subsidiary after acceptance thereof or to delay the acceptance thereof, or which varies in any material respect from the Company's standard form contracts or policies, except as set forth in EXHIBIT 3.23(b);

                  (c) contract with any labor union (and no organizational effort is being made with respect to any of its employees), except as set forth in EXHIBIT 3.23(c);

                  (d) contract or other commitment with any supplier containing any provision permitting any party other than the Company or any Subsidiary to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by either the Company or any Subsidiary to meet its respective obligations under the contract when due or the occurrence of any other event, except as set forth in EXHIBIT 3.23(d);

                  (e) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements, except as set forth in EXHIBIT 3.23(e);

                  (f) contract for the employment (or separation) of any officer, individual, employee or other person (whether of a legally binding nature or in the nature of informal understandings) on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company or any Subsidiary, except accrued vacation pay, except as set forth in
EXHIBIT 3.23(f);

                  (g) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or similar plan, contract or understanding pursuant to which benefits are provided to any employee of the Company or any Subsidiary (other than group insurance plans applicable to employees generally), except as set forth in
EXHIBIT 3.23(g);

                  (h) agreement or indenture relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company or any Subsidiary, except as set forth in
EXHIBIT 3.23(h);

                  (i) guaranty of any obligation for borrowed money or otherwise (other than in the ordinary course of business), except as set forth in EXHIBIT 3.23(i);

                  (j) voting trust, stockholders' agreement, pledge agreement or buy-sell agreement relating to any securities of the Company or any Subsidiary which shall be in effect after the Closing except as set forth in EXHIBIT 3.23(j);

                  (k) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company or any Subsidiary has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor, except as set forth in EXHIBIT 3.23(k);

                  (l) agreement or obligation (contingent or otherwise) to issue or sell or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities, except as set forth in EXHIBIT 3.23(l);

                  (m) assignment, license or other agreement with respect to any form of intangible property, except as set forth in EXHIBIT 3.23(m);

                  (n) other contract or group of related contracts with the same party involving more than $50,000 or continuing over a period of more than six
(6) months from the date or dates thereof (including renewals or extensions optional with another party), which contract or group of contracts is not terminable by the Company or any Subsidiary without penalty upon notice of thirty (30) days or less, but excluding any contract or group of contracts with a customer of the Company or any Subsidiary for the sale, lease or rental of the Company's or Subsidiary's products or services if such contract or group of contracts was entered into by the Company or any Subsidiary in the ordinary course of business, except as set forth in EXHIBIT 3.23(n);

                  (o) other contract, instrument, commitment, plan or arrangement, a copy of which would be required to be filed with the Securities and Exchange Commission as an exhibit to a registration statement on Form S-1 if the Company or any of its Subsidiaries were registering securities under the Securities Act, except as set forth in EXHIBIT 3.23(o); or

                  (p) agreement to exercise a buy-out provision of any of the leases of the Company or any of its Subsidiaries, nor to the Company's knowledge, is any such agreement or the exercise of any such buy-out provision presently contemplated, except as set forth in EXHIBIT 3.23(p).

           The Company and each of its Subsidiaries, to the knowledge of the Company, have in all material respects performed all the material obligations required to be performed by them to date, have received no notice of default and are not in default under any lease, agreement or contract now in effect to which the Company or any Subsidiary is a party or by which it or its property may be bound, except where such noncompliance or default would not result in a Material Adverse Effect. Neither the Company nor any Subsidiary has any present expectation or intention of not fully performing all its respective material obligations under each such lease, contract or other agreement, and neither the Company nor any Subsidiary has any knowledge of any material breach or anticipated breach by the other party to any contract or commitment to which the Company or any Subsidiary is a party.

         3.24 ENVIRONMENTAL PROTECTION. Except as set forth on EXHIBIT 3.24, the Company and each of its Subsidiaries, the operation of its business, and any real property that the Company or any Subsidiary owns, leases or otherwise occupies or uses (the "Premises") are to the best of the Company's knowledge in material compliance with all applicable environmental laws and, to the best of the Company's knowledge, neither the Company nor any Subsidiary is subject to any liability on account of any environmental laws. To the best of the Company's knowledge neither the Company nor any Subsidiary has caused or allowed a release, or a threat of release, of any hazardous substance or petroleum substance onto, at or near the Premises or any other real property, and, to the best of the Company's knowledge, the Premises has never been subject to a release, or a threat of release, of any hazardous substance or petroleum substance.

         3.25     COMPLIANCE WITH LAW; PERMITS.

                  (a) The Company and each of its Subsidiaries (i) is in compliance in all material respects with all applicable Federal, State and local laws, rules, regulations, ordinances and policies; and (ii) is not in default under any applicable order, writ injunction or decree of any court or governmental authority having jurisdiction over the Company or any of its Subsidiaries, except where such default would not result in a Material Adverse Effect.

                  (b) EXHIBIT 3.25 sets forth a true and complete list of each material permit, license, order or other authorization of Federal, State, local or foreign governmental or regulatory bodies held by the Company and each of its Subsidiaries (other than State corporation qualifications) in the conduct of its business (collectively the "Permits"), together with the issuing authority and the date of expiration. To the knowledge of the Company, the Permits constitute all of the material permits, licenses, orders and other authorizations and approvals required to permit the Company and each of its Subsidiaries to own and lease its properties and assets and to conduct its business as it is currently conducted. All of the Permits are in full force and effect and the Company and each of its Subsidiaries currently operates within the limits thereof and there are no proceedings pending or threatened, which could reasonably be expected to result in the revocation, cancellation, suspension, non-renewal or any material adverse modification of any of the Permits, except in cases that would not result in a Material Adverse Effect. The Company and each of its Subsidiaries has filed all reports and has paid all fees required to obtain and maintain the Permits.

         3.26 FINANCIAL STATEMENTS. The Company has furnished to each of the Purchasers a complete and correct copy of the unaudited balance sheet of the Company at September 30, 1999 and the related unaudited statements of operations and cash flows for the nine month period then ended (collectively, the "Financial Statements"). The Financial Statements are complete and correct in all material respects, are in material conformity with the books and records of the Company and present fairly in all material respects the financial condition and results of operations of the Company, at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied.

         3.27 YEAR 2000 COMPLIANCE. The Company has undertaken an assessment of the Information Technology used by the Company and has made inquiry to all Material Third Parties regarding their Year 2000 Compliance with respect to their Information Technology used by the Company. The Company is Year 2000 Compliant except to the extent any such non-compliance would not have a Material Adverse Effect. Such Material Third Parties claim they are or will become Year 2000 Compliant with respect to their Information Technology used by the Company. As used in this Section 3.27: (a) the words "Year 2000 Compliant" mean, with respect to a natural or legal person, that all Information Technology used in that person's business activities will: (i) accurately process all date and time data (including, but not limited to, calculating, comparing and sequencing) including, without limiting the foregoing, between the years 1999 and earlier and the years 2000 and later (in either direction, forward or backward); (ii) accurately process leap year calculations for date and time data; and (iii) when used in combination with any other Information Technology, accurately process date and time data if the other Information Technology properly exchanges date and time data with it; (b) the words "Information Technology" mean any and all systems, facilities and devices by which information (including data, text and images) is generated, stored, processed, displayed, received or communicated, including computer hardware and computer software; and (c) the words "Material Third Party" mean any of the Company's information exchange partners, suppliers and vendors that own any Information Technology which is material to the Company's business.

                                   ARTICLE IV

                            COVENANTS OF THE COMPANY

            4.01 AFFIRMATIVE COVENANTS OF THE COMPANY OTHER THAN REPORTING REQUIREMENTS. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that until the consummation of a Qualified Public Offering (as defined in Article VI hereof), it will perform and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:

                  (a) MAINTENANCE OF INSURANCE. Obtain and maintain and cause each Subsidiary to maintain, from responsible and reputable insurance companies or associations key person life insurance policies on the lives of any Key Employee as may be determined (with respect to identity, amount and terms) by the Board of Directors, with the proceeds thereof payable to the order of the Company. Maintain, and cause each Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates, but in any event in amounts sufficient to prevent the Company or Subsidiary from becoming a co-insurer (except as approved by the Board of Directors). The Company will not cause or permit any assignment of the proceeds of any of the life insurance policies specified in the first sentence of this paragraph and will not borrow against such policies. The Company will, at its expense, use its best efforts to obtain and maintain directors' and officers' liability insurance in an amount and for premiums which are on commercially reasonable terms for comparable companies as determined by the Board of Directors.

                  (b) PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence, rights and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties. Secure, preserve and maintain, and cause each Subsidiary to secure, preserve and maintain, all licenses and other rights to use patents, processes, licenses, permits, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and deemed by the Company to be necessary to the conduct of its business or the business of any Subsidiary, as the case may be.

                  (c) INSPECTION. Permit, upon reasonable request and notice, during normal business hours and without disruption of the Company's business, each of the Purchasers or any agents or representatives thereof, to examine and make copies of and extracts from the records and books of account of, and visit and inspect the properties of the Company and any Subsidiary, to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, directors or Key Employees and independent accountants, and consult with and advise the management of the Company and any Subsidiary as to their affairs, finances and accounts, all at reasonable times. Each Purchaser agrees that it will use its best efforts to maintain the confidentiality of any information so obtained by it which is not otherwise available from other sources (and will use its best efforts to prevent such confidential information from becoming known to the Company's competitors), subject to the disclosure of information of a non-technical nature, including financial information, which such Purchaser discloses to its partners and/or shareholders generally.

                  (d) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep, and cause each Subsidiary to keep, adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and any Subsidiary.

                  (e) BUDGETS APPROVAL. Not later than thirty (30) days prior to the commencement of each fiscal year, prepare and submit to, and obtain the approval of a majority of, the Board of Directors, an annual budget with monthly operating budgets in detail for such fiscal year, including capital and operating expense budgets, cash flow projections and profit and loss projections, all itemized in reasonable detail (including itemization of provisions for officers' compensation).

                  (f) STOCK RESTRICTION AGREEMENTS. If any officer, employee or consultant (including each Key Employee) receives any shares of Class B Common Stock or rights or options to purchase shares of Class B Common Stock pursuant to a stock purchase or option plan or other employee stock incentive program, cause each such officer, employee and consultant to execute and deliver an agreement in a form as deemed appropriate by the affirmative vote of a majority of the members of the Board of Directors.

                  (g) THE BOARD OF DIRECTORS. Call and, to the extent a quorum can be maintained, hold a meeting of the Company's Board of Directors at least every six weeks; unless otherwise approved by the Board of Directors. Promptly pay all out-of-pocket expenses reasonably incurred by each director of the Board of Directors of the Company in attending each meeting of the Board of Directors or any committee thereof.

                  (h) CHECK SIGNING. Require the signature of at least two officers of the Company on any single check equal to or greater than $25,000 or such larger amount as is set by the Company's Board of Directors from time to time.

                  (i) COMPENSATION. Provide to the Board of Directors information regarding proposed (i) option grants to employees, consultants and directors; and (ii) compensation and fringe benefits, both direct and indirect, of all Key Employees, all vice presidents, all consultants (other than consultants to whom total consideration during any year does not exceed $250,000) and all directors of the Company and each Subsidiary, for advance approval by the Board of Directors prior to or at the next scheduled Board meeting thereafter, so informing those employees, consultants, or directors of such proposed option grant, compensation or fringe benefit; provided that all such proposed compensation and fringe benefits offered prior to Board approval shall be contingent upon such Board approval.

                  (j) AVAILABLE SHARES. At all times, reserve and keep available out of its authorized but unissued shares of Class B Common Stock, for the purpose of effecting the conversion of the Purchased Shares, such number of its duly authorized shares of Class B Common Stock as shall be sufficient to effect the conversion of the Purchased Shares from time to time outstanding. If at any time the number of authorized but unissued shares of Class B Common Stock shall not be sufficient to effect the conversion of the Purchased Shares, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class B Common Stock as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body which may be required under applicable state securities laws in connection with the issuance of shares of Class B Common Stock upon conversion of the Purchased Shares.

                  (k) NON-DISCLOSURE AGREEMENTS. The Company shall use its best efforts to obtain an Assignment of Inventions and Non-Disclosure Agreement in such form as is approved by the Board of Directors, from all officers, key employees or other employees who will have access to confidential information of the Company or any of its Subsidiaries, upon their employment by the Company or any of its Subsidiaries.

         4.02 NEGATIVE COVENANTS OF THE COMPANY. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, until the consummation of a Qualified Public Offering, it will comply with and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to comply with and observe such of the following covenants and provisions as are applicable to such Subsidiary, and will not, without the consent of the holders of at least 50% in interest of the Series A Preferred, the Series B Preferred, Series C Preferred and Series D Preferred, voting together as a single class:

                  (a) INDEBTEDNESS. Except as set forth on EXHIBIT 4.02(a), create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any liability with respect to (i) Indebtedness (excluding letters of credit or indemnities for letters of credit issued by others) for money borrowed which exceeds in the aggregate $1,000,000, or (ii) without the prior approval of a majority of the members of the Board of Directors, Indebtedness in respect of lease obligations which exceeds in the aggregate $300,000.

                  (b) MERGER OR SALE. Merge or consolidate with or into any other entity, sell or lease to any person or entity any assets constituting all or substantially all of the assets of the Company, or agree to do or permit any Subsidiary to do any of the foregoing, except that any wholly owned Subsidiary may merge into or consolidate with the Company or with or into any other wholly owned Subsidiary.

                  (c) ASSUMPTIONS OR GUARANTIES OF INDEBTEDNESS OF OTHER PERSONS. Assume, guarantee, endorse or otherwise become directly or contingently liable on, or permit any Subsidiary to assume, guarantee, endorse or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any Indebtedness of any other Person, except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business and except for the guaranties of the permitted obligations of any wholly owned Subsidiary.

                  (d) DISTRIBUTIONS. Except as required by the Company's Restated Certificate of Incorporation, declare or pay any dividends, purchase, redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any Subsidiary to do any of the foregoing (such transactions being hereinafter referred to as "Distributions"), EXCEPT that any such Subsidiary may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Company, PROVIDED, HOWEVER, that nothing herein contained shall prevent the Company from:

                        (i) effecting a stock split (except for a reverse stock split), or

                        (ii) redeeming any shares of a deceased stockholder out of insurance held by the Company on that stockholder's life, or

                        (iii) repurchasing, at the original purchase price of such shares, any shares of the Company's capital stock held by officers, employees, directors or consultants of the Company which are subject to restrictive stock purchase agreements under which the Company is entitled to repurchase such shares upon the occurrence of certain events, including the termination of employment, if in the case of any such transaction the payment can be made in compliance with the other terms of this Agreement.

                  (e) CHANGE IN NATURE OF BUSINESS. Make or permit any Subsidiary to make, any material change in the nature of its business as contemplated in written materials delivered to the Purchasers prior to the date hereof.

                  (f) OWNERSHIP OF SUBSIDIARIES. Without the prior approval of the Board of Directors, purchase or hold beneficially any stock, other securities or evidences of Indebtedness in, or make any investment in or provide any extension of credit to any other Person, excluding a wholly-owned or controlled subsidiary of the Company.

                  (g) CAPITAL EXPENDITURES. Except as set forth on EXHIBIT 4.02(g), incur any Capital Expenditures (as defined in Article VI hereof) with respect to a single item, asset, store, commissary or project in excess of $500,000 or exceed the projections for Capital Expenditures contained in the Business Plan by more than twenty-five percent (25%).

                  (h) DEALINGS WITH AFFILIATES AND OTHERS. Other than as contemplated by this Agreement or set forth in EXHIBIT 4.02(h), and other than arms-length transactions in the ordinary course of business involving less than $5,000, enter into any transaction, including, without limitation, any loans or extensions of credit or royalty agreements, with any officer or director of the Company or any Subsidiary or holder of any class of capital shares of the Company, or any member of their respective immediate families or any corporation or other entity directly or indirectly affiliated with one or more of such officers, directors or stockholders or members of their immediate families unless such transaction is approved in advance by a majority of the members of the Board of Directors who have no interest in such transaction, or absent such Board of Directors approval, by all of the Purchasers.

                  (i) COMPENSATION. Unless approved by a majority of the members of the Board of Directors, issue or authorize for issuance any Reserved Management Shares (including options for the purchase thereof), or increase by more than ten percent (10%) in any calendar year the salary and/or bonus of any Key Employee or any vice president of the Company or any Subsidiary.

                  (j) INVESTMENT IN OTHER CORPORATIONS. Make or permit any Subsidiary to make, any loan or advance to any Person in excess of $250,000, or purchase, otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, the capital stock, assets comprising the business of, obligations of, or any interest in, any other corporation or entity.

                  (k) VESTING OF RESERVED MANAGEMENT SHARES. Grant to any of its employees options or other rights to purchase Reserved Management Shares which will become exercisable or vest, as the case may be, at a rate in excess of 25% per annum from the date of hire by the Company or any Subsidiary unless otherwise authorized by the Board of Directors.

                  (l) ISSUANCE OF RESERVED MANAGEMENT SHARES. Issue any shares (or any options to purchase shares) of Class B Common Stock which are Reserved Management Shares in excess of 4,500,000 shares.

                  (m) CONSIDERATION FOR ISSUANCES OF COMMON STOCK. Except as set forth in EXHIBIT 4.02(M), issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, shares of its Common Stock, or any securities convertible into Common Stock, without consideration or for non-cash consideration; except for (i) Common Stock issued upon any subdivision or combination of shares of Common Stock, (ii) the issuance of any Converted Shares or (iii) the issuance of Reserved Management Shares.

                  (n) FURNITURE SHOWROOMS. Without the consent of a majority of the Board of Directors, purchase any additional furniture showrooms.

                  (o) KEY EMPLOYEES. Terminate the employment of any Key Employee of the Company or any vice president of the Company or any Subsidiary without the prior approval of a majority of the Board of Directors.

         4.03. REPORTING REQUIREMENTS. Until the consummation of a Qualified Public Offering, the Company will furnish the following to each person who holds any of the Shares:

                  (a) MONTHLY REPORTS: as soon as available and in any event within thirty (30) days after the end of each calendar month (excluding fiscal quarter and year ending months addressed in subparagraphs (b) and (c) below), consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such month and consolidated and consolidating statements of income and retained earnings of the Company and its Subsidiaries for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to monthly budgets, a summary of the Company's aging accounts receivable and accounts payable, a cash flow analysis for such month, a schedule showing each expenditure of a capital nature in excess of $50,000 during such month, detail of sales and profits for such month and the year-to-date, all in reasonable detail and duly certified by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles consistently applied (except for year-end adjustments and the absence of footnotes);

                  (b) QUARTERLY REPORTS: as soon as available and in any event within sixty (60) days after the end of each of the first three (3) quarters of each fiscal year of the Company, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such quarter and consolidated and consolidating statements of income and retained earnings and cash flows of the Company and its Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to quarterly budgets and a summary discussion of the Company's principal functional areas, all in reasonable detail and duly certified (subject to year-end audit adjustments and the absence of footnotes) by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles consistently applied;

                  (c) ANNUAL REPORTS: as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, including therein consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income and retained earnings and of changes in the financial position of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all such consolidated statements to be duly certified by the chief financial officer of the Company and by such independent public accountants of recognized national standing as have been approved by a majority of the Board of Directors;

                  (d) BUDGETS: as soon as available after approval by the Board of Directors, a business plan and monthly operating budgets for the forthcoming fiscal year;

                  (e) NOTICE OF ADVERSE CHANGES: promptly after the occurrence thereof and in any event within thirty (30) Business Days after such occurrence is known to the Company, notice of any material adverse change in the operations or financial condition of the Company or any material default in any other material agreement to which the Company is a party;

                  (f) WRITTEN REPORTS: promptly upon receipt or publication thereof, any written reports submitted to the Company by independent public accountants in connection with an annual or interim audit of the books of the Company and its Subsidiaries made by such accountants or by consultants or other experts in connection with such consultant's or other expert's review of the Company's operations or industry, and written reports prepared by the Company to comply with other investment or loan agreements;

                  (g) NOTICE OF PROCEEDINGS: promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or any Subsidiary of the type described in Section 3.04;

                  (h) STOCKHOLDERS' AND SEC REPORTS: promptly upon sending, making available, or filing the same, such reports and financial statements as the Company or any Subsidiary shall send or make available to the stockholders of the Company or file with the Securities and Exchange Commission; and

                  (i) OTHER INFORMATION: such other information respecting the business, properties or the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as any holder of the Shares may from time to time reasonably request.

                                    ARTICLE V

                             RIGHT OF FIRST REFUSAL

         5.01. RIGHT OF FIRST REFUSAL. The Company shall not issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any (i) shares of Class A Common Stock,
(ii) shares of Class B Common Stock, (iii) any other equity security of the Company, including without limitation, shares of Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred, (iii) any debt security of the Company (other than a bank line of credit or other Indebtedness for borrowed money from an institutional lender, in each case with no equity feature) including without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Company, unless in each case the Company shall have first offered to sell such securities (the "Offered Securities") to the holders of the Series A Preferred, Series B Preferred, Series C Preferred and the Purchasers (together, the "Investors") as follows: The Company shall offer to sell to each Investor (a) that number of such securities so that, after giving effect to such issuance, such Investor will continue to maintain its same proportionate equity ownership in the Company as of the date of such notice on a fully diluted basis assuming the shares reserved for issuance upon the exercise of options have been issued (the "Basic Amount"), and (b) such additional portion of the Offered Securities as such Investor shall indicate it will purchase should the other Investors subscribe for less than their Basic Amounts (the "Undersubscription Amount"), at a price and on such other terms as shall have been specified by the Company in writing delivered to such Investor (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of twenty (20) days from receipt of the offer.

         5.02. NOTICE OF ACCEPTANCE. Notice of each Investor's intention to accept, in whole or in part, any Offer made pursuant to Section 5.01 shall be evidenced by a writing signed by such Investor and delivered to the Company prior to the end of the 20-day period of such offer, setting forth such of the Investor's Basic Amount as such Investor elects to purchase and, if such Investor shall elect to purchase all of its Basic Amount, any Undersubscription Amount as such Investor shall elect to purchase (the "Notice of Acceptance"). If the Basic Amounts subscribed for by all Investors are less than the total Offered Securities, then each Investor who has set forth Undersubscription Amounts in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, all Undersubscription Amounts it has subscribed for; PROVIDED, HOWEVER, that should the Undersubscription Amounts subscribed for exceed the difference between the Offered Securities and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Investor who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Investor bears to the total Undersubscription Amounts subscribed for by all Investor, subject to rounding by the Board of Directors to the extent it reasonably deems necessary.

         5.03.    CONDITIONS TO ACCEPTANCES AND PURCHASE.

                  (a) PERMITTED SALES OF REFUSED SECURITIES. In the event that Notices of Acceptance are not given by the Investors in respect of all the Offered Securities, the Company shall not be obligated to sell the part of such Offered Securities as to which a Notice of Acceptance has not been given by the Investors (the "Refused Securities"), and the Company shall have 120 days from the expiration of the period set forth in Section 5.01 to sell all or any part of the Refused Securities to the Person or Persons specified in the Offer, but only in all respects upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Company than those set forth in the Offer.

                  (b) REDUCTION IN AMOUNT OF OFFERED SECURITIES. In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 5.03(a) above), then each Investor may, at its sole option and in its sole discretion, reduce the number of, or other units of the Offered Securities specified in its respective Notices of Acceptance to an amount which shall be less than the amount of the Offered Securities which the Investor elected to purchase pursuant to Section 5.02 multiplied by a fraction, (i) the numerator of which shall be the amount of Offered Securities which the Company actually proposes to sell, and (ii) the denominator of which shall be the amount of all Offered Securities. In the event that any Investor so elects to reduce the number or amount of Offered Securities specified in its respective Notices of Acceptance, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to the Investors in accordance with Section 5.01.

                  (c) CLOSING. Upon the closing of the sale to such other Person or Persons of all or less than all of the Refused Securities, the Investors shall purchase from the Company, and the Company shall sell to the Investors (upon full payment for such shares), the number of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 5.03(b) if the Investors have so elected, upon the terms and conditions specified in the Offer. The purchase by the Investors of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investors of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Investors and their counsel.

         5.04. FURTHER SALE. In each case, any Offered Securities not purchased by the Investors or other Person or Persons in accordance with Section 5.03 may not be sold or otherwise disposed of until they are again offered to the Investors under the procedures specified in Sections 5.01, 5.02 and 5.03.

         5.05. TERMINATION OF RIGHT OF FIRST REFUSAL. The rights of the Investors under this Article V shall terminate immediately prior to the consummation of a Qualified Public Offering.

         5.06. EXCEPTION. The rights of the Investors under this Article V shall not apply to:

                  (a) up to 4,500,000 shares of Class B Common Stock (as adjusted for a stock splits and the like) or options exercisable therefor, issued or issuable to officers, employees or consultants for the Company or any Subsidiary pursuant to the Company's 1998 Stock Incentive Plan or other stock incentive plan;

                  (b) equity securities of the Company issued pursuant to the acquisition of another corporation by the Company by merger (whereby the Company owns no less than fifty-one percent (51%) of the voting power of such corporation) or purchase of substantially all of its stock or assets;

                  (c) the Converted Shares;

                  (d) the issuance of shares of Series B Preferred upon exercise of the Comdisco Warrants, or the issuance of shares of Class B Common Stock upon conversion of the shares of Series B Preferred issued upon exercise of the Comdisco Warrants;

                  (e) the issuance of shares of Class B Common Stock upon conversion of the shares of Class A Common Stock outstanding as of the date of this Agreement;

                  (f) the issuance of shares of Class B Common Stock upon conversion of the shares of Series B Preferred outstanding as of the date of this Agreement;

                  (g) the issuance of shares of Class B Common Stock upon conversion of the shares of Series C Preferred outstanding as of the date of this Agreement; or

                  (h) the issuance of shares of Class B Common Stock upon the conversion of the shares of Series D Preferred issued pursuant to this Agreement.

         5.07.     FIRST QUALIFIED PUBLIC OFFERING.

                  (a) RIGHT OF FIRST REFUSAL. Notwithstanding the provisions of
Section 5.05 of this Agreement but subject to the limitations set forth in
Section 5.06 and this Section 5.07, Purchasers holding Series C Preferred have rights of first refusal that were granted to them pursuant to that Series C Preferred Stock Purchase Agreement, dated as of June 23, 1999, (which right is restated herein and shall be governed by the terms of this Agreement) to purchase such Purchaser's Proportionate Share of the shares of Class B Common Stock from the shares of Class B Common Stock to be issued at the closing of the Company's first Qualified Public Offering, if any. The price per share of Class B Common Stock which each such Purchaser becomes entitled to purchase by reason hereof shall be the public offering price per share of Class B Common Stock in such Qualified Public Offering (the "Offering Price").

                  (b) LIMITATIONS. Subject to the limitations set forth in the following sentence, the "Proportionate Share" for each such Purchaser shall be that number of shares of the Class B Common Stock to be issued in such Qualified Public Offering necessary so that, after giving effect to such issuance, such Purchaser will continue to maintain its same proportionate equity ownership in the Company, as of the date immediately prior to the effective date of the registration statement covering such Qualified Public Offering, on a fully diluted basis assuming, among other things, the shares reserved for issuance upon the exercise of options have been issued. Notwithstanding the foregoing sentence, such Proportionate Share, in the aggregate for all Purchasers, may not exceed 8% of the number of shares of Class B Common Stock issued by the Company in such Qualified Public Offering (exclusive of the number of shares of Class B Common Stock issued pursuant to any underwriter's overallotment option); PROVIDED, HOWEVER, the managing underwriter of such offering shall be entitled to reduce in whole or in part the Proportionate Share to the extent determined necessary by the managing underwriter in its sole discretion (X) to the success of such offering (including without limitation that purchase by a Purchaser of its Proportionate Share would adversely affect any of the offering price, offering size, likelihood of completion or completion date) for reasons set forth in writing to the Purchasers no less than five days prior to the anticipated effective date of the registration statement covering such offering or (Y) to comply with the rules or regulations of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., the Nasdaq Stock Market, Inc., or other regulatory body or exchange for reasons set forth in writing to the requesting Purchasers no less than one day prior to the anticipated effective date of the registration statement covering such offering. Any reduction (in whole or in part) in any Purchaser's Proportionate Share shall be PRO RATA among the Purchasers expressing an interest in receiving an offer from the Company in accordance with subsection 5.07(d) below (the "IPO Purchasers") based upon the number of Shares then held by the IPO Purchasers.

                  (c) SOLICITATION OF INTEREST. Except as (and to the extent) prohibited by law, the Company shall, no less than one day prior to the anticipated effective date of the registration statement covering such Qualified Public Offering, deliver by facsimile transmission to the Purchasers holding Series C Preferred a notice (a "Solicitation of Interest") with respect to such Qualified Public Offering stating the Company's bona fide intention to offer shares of Class B Common Stock in such Qualified Public Offering. The Company shall send the Solicitation of Interest to each such Purchaser at the fax number for such Purchaser set forth in the Company's corporate records or such other fax number that such Purchaser shall from time to time specify in writing to the Company.

                  (d) EXPRESSION OF INTEREST. Each such Purchaser shall, on or before 5:00 p.m. (Boston time) on the immediately succeeding business day after receipt of the Solicitation of Interest (the "Expression of Interest Deadline"), by facsimile transmission to the Company and its counsel, notify the Company of its desire (an "expression of interest") in receiving an offer to purchase (i) all or part of its Proportionate Share (specifying, if less than its Proportionate Share, the number of shares it desires to receive an offer to purchase) and (ii) a number of shares, if any, in excess of such Purchaser's Proportionate Share that it desires to receive an offer to purchase (the "Excess Shares"), subject in each case to the limitations set forth in this Section
5.07. A Purchaser shall be deemed to have waived its right to receive an offer to purchase any of the shares in such Qualified Public Offering if the Company does not receive the Purchaser's expression of interest as aforesaid by the Expression of Interest Deadline. The Company may, during the 60-day period after expiration of the Expression of Interest Deadline, either solicit expression of interests from any person or persons with respect to that portion of such Class B Common Stock for which the such Purchasers have not made an expression of interest or determine not to offer or sell such portion, in whole or in part; PROVIDED, HOWEVER, if the Company does not consummate the sale of the Shares in such Qualified Public Offering within 60 days of the Solicitation of Interest, the right provided hereunder shall be deemed revived as to all Purchasers holding Series C Preferred. If any Purchaser expresses an interest in receiving an offer to purchase a number of shares that is less than its Proportionate Share (or is deemed to waive its right to receive an offer to purchase its Proportionate Share in such Qualified Public

Offering), each IPO Purchaser requesting Excess Shares, if any, shall be entitled to receive an offer from the Company for that number of additional shares equal to the lesser of (A) the number of Excess Shares with respect to which such IPO Purchaser expressed an interest and (B) such IPO Purchaser's allocable portion of all Excess Shares based on the respective equity ownership in the Company (determined as of the date immediately prior to the effective date of the registration statement covering such Qualified Public Offering on a fully diluted basis assuming, among other things, the shares reserved for issuance upon the exercise of options and warrants have been issued) by all IPO Purchasers who expressed an interest in receiving an offer to purchase Excess Shares.

                  (e) An IPO Purchaser's notification pursuant to subsection 5.07(d) shall be deemed an expression of interest in receiving an offer by the Company to purchase the number of shares of Class B Common Stock indicated by such IPO Purchaser pursuant to subsection 5.07(d) above (including any Excess Shares), in each case subject to the limitations set forth in this Section 5.07. The Company's offer to sell such shares to the IPO Purchasers shall be deemed to occur automatically two hours after the latest to occur of (A) the effectiveness of the registration statement covering such Qualified Public Offering and (B) the Company's determination of the Offering Price (the completion of the last to occur of the foregoing, the "Offer Commencement"). Each IPO Purchaser shall have an unconditional right to withdraw its expression of interest by written notice to the Company on or before the Offer Commencement. Once so withdrawn, the Company shall have no obligation to offer or to sell, and the IPO Purchaser shall have no obligation to purchase, any shares. An IPO Purchaser's expression of interest shall, unless so withdrawn by such IPO Purchaser on or before the Offer Commencement, automatically be deemed to be a binding commitment to purchase the shares of Class B Common Stock, including any Excess Shares, indicated by such IPO Purchaser pursuant to subsection 5.07(d) above, but subject to the limitations set forth in this Section 5.07 immediately after the Offer Commencement. The IPO Purchasers' purchase of such shares shall occur simultaneously with the closing of the purchase and sale of the other shares of Class B Common Stock distributed in such Qualified Public Offering pursuant to a stock purchase agreement in form satisfactory to the Company, and each IPO Purchaser shall thereat pay the purchase price for its shares by wire transfer to the Company of immediately available funds. As promptly as practicable (and in any event within ten days) thereafter, the Company shall issue and deliver to each IPO Purchaser at the last known address of the IPO Purchaser in the records of the Company a certificate or certificates for such shares.

                  (f) Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to take any actions pursuant to this
Section 5.07 that would be inconsistent with any federal or state securities laws, rules, regulations or interpretations (including without limitation Rule 134 under the Securities Act) or the rules or regulations of the National Association of Securities Dealers, Inc., the Nasdaq Stock Market, Inc. or other regulatory body or exchange.

                  (g) The rights of the Purchasers under this Section 5.07 shall terminate upon the earlier of (i) immediately after the Offer Commencement (assuming the Company has complied with its obligations in this Section 5.07) and (ii) immediately prior to the sale of all or substantially all of the assets or business of the Company, by merger, sale of assets or otherwise.

                  (h) The Purchasers agree that none of the Company or its officers, directors, employees, shareholders, affiliates, successors, transferees, assigns, agents or representatives or any underwriter shall have any liability to the Purchasers arising in connection with any reduction or elimination of any Proportionate Share taken in accordance with subsection 5.07(b) except to the extent arising out of the Company's bad faith.

                                   ARTICLE VI

                        DEFINITIONS AND ACCOUNTING TERMS

         6.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Additional Purchaser" shall have that meaning attributable to it in
Section 2(b) of this Agreement.

         "Agreement" means this Series D Preferred Purchase Agreement as from time to time amended and in effect between the parties, including all Exhibits hereto.

         "Board of Directors" means the board of directors of the Company as constituted from time to time.

         "Capital Expenditures" for any period shall mean all amounts debited or required to be debited to the fixed asset accounts on the balance sheet of the Company during such period in accordance with generally accepted accounting principles in respect of (a) the acquisition, development or improvement of any computer hardware, software or equipment, (b) the acquisition, construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds, and (b) to the extent related to and not included in (a) or (b) above, materials, contract labor and direct labor (excluding expenditures properly chargeable to repairs or maintenance in accordance with generally accepted accounting principles).

         "Class A Common Stock" means the Company's Class A Common Stock, $.01 par value, as authorized as of the date of this Agreement, having the rights, powers, privileges and preferences set forth in EXHIBIT 1.01A hereto.

         "Class B Common Stock" includes (a) the Company's Class B Common Stock, $.01 par value, as authorized as of the date of this Agreement, having the rights, powers, privileges and preferences set forth in EXHIBIT 1.01A, (b) any other capital shares of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies or in the absence of any provision to the contrary in the Company's Restated Certificate of Incorporation, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency or provision), and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         "Comdisco Warrants" means the warrants to purchase up to 202,465 shares of Series B Preferred which the Company may issue to Comdisco, Inc. in connection with subordinated debenture financing and capital lease transactions.

         "Company" means and shall include Furniture.com, Inc., a Delaware corporation, and its successors and assigns.

         "Consolidated" and "consolidating" when used with reference to any term defined herein mean that term as applied to the accounts of the Company and its Subsidiaries consolidated in accordance with generally accepted accounting principles.

         "Converted Shares" means those shares of Class B Common Stock into which shares of Series D Preferred are convertible pursuant to the terms of the Company's Restated Certificate of Incorporation.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "GAAP" means in accordance with United States generally accepted accounting principles, consistently applied.

         "Indebtedness" means all obligations, contingent and otherwise, which should, in accordance with generally accepted accounting principles, be classified upon the obligor's balance sheet (or the notes thereto) as liabilities, but in any event including liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including (i) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined by discounting all such payments at the interest rate determined in accordance with applicable Statements of Financial Accounting Standards.

         "Key Employee" means and includes Andrew Brooks and any other individual as may be reasonably designated by the Board of Directors of the Company.

         "Knowledge," "to the best of knowledge," "known," and any other words of similar import as used with respect to representations and warranties by the Company shall mean those matters or facts which are actually known or, upon reasonable investigation should be known, by any Key Employee.

         "Material Adverse Effect" means a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company or any Subsidiary, taken as a whole.

         "Person" means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Purchaser" and "Purchasers" shall have that meaning attributable to it in Section 1.01 of this Agreement.

         "Qualified Public Offering" means a fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale by the Company of any of its Class B Common Stock in which the aggregate gross proceeds to the Company equal or exceed $15,000,000.

         "Reserved Management Shares" means shares of Class B Common Stock, not to exceed in the aggregate 4,500,000 shares (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Class B Common Stock) reserved by the Company for issuance pursuant to stock purchase, stock grant or stock option arrangements for employees, directors or consultants of the Company, all under arrangements approved by the Board of Directors.

         "Securities Act" means the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission (or of any other Federal agency then administering the Securities
Act) thereunder, all as the same shall be in effect at the time.

         "Series A Preferred" means the Series A Preferred Stock of the Company, $.01 par value, having the rights, powers, privileges and preferences set forth in EXHIBIT 1.01A.

         "Series B Preferred" means the Series B Participating Convertible Preferred Stock of the Company, $.01 par value, having the rights, powers, privileges and preferences set forth in EXHIBIT 1.01A hereto.

         "Series C Preferred" means the Series C Convertible Preferred Stock of the Company, $.01 par value, having the rights, powers, privileges and preferences set forth in EXHIBIT 1.01A hereto.

         "Series D Preferred" means the Series D Convertible Preferred Stock of the Company, $.01 par value, having the rights, powers, privileges and preferences set forth in EXHIBIT 1.01A hereto.

         "Shares" shall have that meaning attributable to it in Section 1.01 of this Agreement.

         "Subsidiary" or "Subsidiaries" includes any corporation or trust of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time at least fifty percent (50%) of the outstanding shares of every class of such corporation or trust other than directors' qualifying shares.

         6.02. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.01. NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         7.02. AMENDMENTS, WAIVERS AND CONSENTS. Any provision in this Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company shall (i) with respect to any provision other than those contained in Article IV or
Article V, obtain consent thereto in writing from the holder or holders of at least 50% in interest of the Series D Preferred, and (ii) shall deliver copies of such consent in writing to any holders who did not execute such consent. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding anything to the contrary contained herein, any waiver or amendment (A) which (x) increases any Purchaser's obligations hereunder, (y) alters or amends the percentage stated in Section 4.02 hereof, or (z) grants to any one or more Purchasers any rights more favorable than any rights granted to all other Purchasers or otherwise treats any one or more Purchasers differently than all other Purchasers, must be approved by each Purchaser so as to be effective against such Purchaser or (B) to Article IV or Article V (other than Section 5.07) must be approved by at least 50% in interest of the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred, voting together as a single class. Notwithstanding anything to the contrary contained herein, any waiver or amendment to Section 5.07 must be approved by at least 50% in interest of the Series C Preferred. For purposes of the immediately preceding sentence as it applies to Article IV or Article V, holders of Series A Preferred, Series B Preferred and Series C Preferred shall be treated as Purchasers; provided, that, the rights granted under Section 5.07 shall apply, and are granted only to holders of Series C Preferred.

         7.03.    ADDRESSES FOR NOTICES.

                  (a) All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed, sent by facsimile transmission or delivered to each applicable party at the address set forth in
EXHIBIT 1.01 hereto or at such other address as to which such party may inform the other parties in writing in compliance with the terms of this Section.

         If to any other holder of the Shares: at such holder's address for notice as set forth in the register maintained by the Company, or, as to each of the foregoing, at the addresses set forth on

EXHIBIT 1.01 hereto or at such other address as shall be designated by such Person in a written notice to the other parties complying as to delivery with the terms of this Section.

         If to the Company: at 1881 Worcester Road, Suite 2, Framingham, MA 01701, or via facsimile at (508) 770-1596, Attention: Alex Seldin, Esq., or at such other address as shall be designated by the Company in a written notice to the other parties complying as to delivery with the terms of this Section; with a copy to Hale and Dorr LLP, 60 State Street, Boston, MA 02109, or via facsimile at (617) 526-5000, Attention: Leonard A. Pierce, Esq.

         If to any Purchaser associated with Amerindo Investment Advisors Inc., with a copy to Buchalter, Nemer, Fields & Younger, 601 South Figueroa Street, Los Angeles, CA 90017 or via facsimile at (213) 896-0400, Attention: Rick Cohen, Esq.

         If to any Purchaser associated with the @Ventures Purchasers, with a copy to Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, MA 02110 or via facsimile at (617) 951-1295, Attention: James Westra, Esq.

         If to any Purchaser associated with Munder Capital Management, with a copy to Dechert, Price & Rhoads, 1775 Eye Street, NW,, Washington, DC 20006 or via facsimile at (202) 261-3333, Attention: Jane A. Kanter.

         All such notices, requests, demands and other communications shall, (i) when mailed (which mailing must be accomplished by express overnight courier service or registered mail, return receipt requested), be effective two days after deposited in the mails, (ii) when sent by facsimile, be effective one hour after sending (or as of 8 a.m. Boston time on the following day, if faxed after the later of 6 p.m. Boston time and the close of business of the recipient) and
(iii) when delivered by hand, upon receipt, in each case addressed as aforesaid, unless otherwise provided herein.

         7.04. COSTS, EXPENSES AND TAXES. The Company, on the one hand, and the Purchasers, on the other hand, shall each bear its own costs and expenses (including accounting and legal fees and related expenses) incurred in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby; PROVIDED, HOWEVER, the Company agrees to pay, upon receipt of proper documentation in reasonable detail, up to $25,000 of the reasonable fees and out-of-pocket expenses of one legal counsel to the Purchasers. In addition, the Company shall pay (i) any and all stamp and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the issuance of the Shares, and the other instruments and documents to be delivered hereunder or thereunder, and agrees to hold the Purchasers harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and (ii) upon receipt of proper documentation in reasonable detail, the reasonable fees and out-of-pocket expenses of counsel to the Purchasers (not to exceed $2,500 per transaction or $5,000 in the aggregate) incurred in connection with reviewing any amendments, waivers, consents or approvals requested by the Company in connection with this Agreement subsequent to the date hereof.

         7.05. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchasers and their respective heirs, successors and assigns, except that the Company shall not have the right to delegate any of its respective obligations hereunder or to assign its respective rights hereunder or any interest herein without the prior written consent of the holders of at least 60% in interest of the Series D Preferred.

         7.06. SURVIVAL. All representations and warranties made in this Agreement, or any other instrument or document delivered in connection herewith or therewith, and Section 7.13 shall survive the execution and delivery hereof or thereof for a period of three years and Section 7.15 shall survive the execution and delivery hereof or thereof without limitation.

         7.07. PRIOR AGREEMENTS. This Agreement constitutes the entire agreement between the parties and, supersedes any prior understandings or agreements concerning the purchase and sale of the Shares.

         7.08. SEVERABILITY. The provisions of this Agreement and the terms of the Series D Preferred are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement or the terms of the Series D Preferred shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the terms of the Series D Preferred; but this Agreement and the terms of the Series D Preferred shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

         7.09. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the General Corporation Law of the State of Delaware.

         7.10. HEADINGS. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         7.11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         7.12. FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of any Purchaser or the Company, the Company and the Purchasers shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Shares.

         7.13. INDEMNIFICATION. The Company shall, with respect to the representations and warranties made by the Company herein, indemnify, defend and hold the Purchasers harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from the untruth, inaccuracy or breach of any such representations or warranties of the Company. Without limiting the generality of the foregoing, the Purchasers shall be deemed to have suffered liability, loss or damage (to the extent of their ownership interest in the Company) as a result of the untruth, inaccuracy or breach of any such representations or warranties if such liability, loss or damage shall be suffered by the Company as a result of, or in connection with, such untruth, inaccuracy or breach or any facts or circumstances constituting such untruth, inaccuracy or breach. Each Purchaser shall, severally and not jointly, with respect to the representations and warranties made by such Purchaser herein, indemnify, defend and hold the Company harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from the untruth, inaccuracy or breach of any such representations or warranties of such Purchaser.

         7.14. AGGREGATION OF STOCK. All securities of the Company held or acquired by an affiliate of any Purchaser or entities under common management with or managed by such Purchaser shall be aggregated with those held or acquired by such Purchaser for the purpose of determining the availability of or discharge of any rights of such Purchaser under this Agreement.

         7.15 CONFIDENTIALITY. Each Purchaser shall, and shall cause its affiliates (as the term is defined in the Securities Act) (individually, an "Affiliate" and collectively "Affiliates") to, hold in confidence and shall use its reasonable best efforts to cause all officers, directors and personnel who continue after the Closing to be employed by the Purchaser or any Affiliate thereof to hold in confidence all knowledge and information of a secret or confidential nature with respect to the business of the Company and its Affiliates and not to disclose, publish or make use of the same without the consent of the Company, except to the extent that the information shall have become public knowledge other than by breach of this Agreement by such Purchaser, and provided that such Purchaser (i) may disclose information if required by law upon prior written notice to the Company and (ii) may disclose non-technical information regarding the Company's business and financial performance which such Purchaser discloses generally to its partners and/or shareholders. The Purchasers agree that the remedy at law for any breach of this
Section 7.15 would be inadequate and that the Company shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Section 7.15.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                               FURNITURE.COM, INC.

             SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                           Counterpart Signature Page

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first above written.


                                    THE COMPANY:

                                    FURNITURE.COM, INC.,

                                    By:/s/ Andrew Brooks
                                       ------------------
                                    Name:  Andrew Brooks
                                    Title:   President/Chief Executive Officer

                                                                   EXHIBIT 1.01



                                                          SERIES D
                                                         CONVERTIBLE
               NAME AND ADDRESS                           PREFERRED                       PURCHASE
                 OF PURCHASERS                              STOCK                           PRICE
              -----------------                            -------                         ---------

Munder NetNet Fund                                      1,595,744.00                    14,999,993.60
480 Pierce Street, Ste. 300
Birmingham, MI 48009

@ Ventures III, L.P.                                      287,599.00                     2,703,430.60
100 Brickstone Square
Andover, MA 01810

Covestco-AtEura, LLC                                      265,957.00                     2,499,995.80
c/o Jura Trust
Mitteldorf 1
Vedez, Lichtenstein, FL-9490
Attention: Albin A. Johann

Arkaro Holding B.V.                                       244,949.00                     2,302,520.60
Locatellikade 1
1076 AZ Amsterdam
The Netherlands

Comdisco, Inc.                                            106,383.00                     1,000,000.20
6111 North River Road
Rosemont, IL 60018
ATTN: Venture Group

Litton Master Trust                                       106,383.00                     1,000,000.20
c/o Amerindo Investment Advisors Inc.
399 Park Avenue, 22nd Floor
New York, NY 10022

CMG @Ventures III, LLC                                     95,266.00                      895,500.40
100 Brickstone Square
Andover, MA 01810

@ Ventures Foreign Fund                                    86,284.00                      811,069.60
100 Brickstone Square
Andover, MA 01810


Bessemer Venture Partners IV, L.P.                         63,830.00                      600,002.00
c/o Bessemer Venture Partners
1400 Old Country Road, Suite 407
Westbury, NY 11590

RRE Investors LP                                           51,457.00                     483,695.80
126 E. 56th Street
New York, NY 10022

Bessec Ventures IV L.P.                                    42,553.00                     399,998.20
c/o Bessemer Venture Partners
1400 Old Country Road, Suite 407
Westbury, NY 11590

Trellus Partners, LP                                       36,450.00                     342,630.00
152 West 57th Street, 57th Floor
New York, NY 10019

RRE Investors Fund LP                                      28,330                        266,302.00
126 E. 56th Street
New York, NY 10022

Mitchell P. Bartlett                                       10,000.00                      94,000.00
28 Gale Road
Woodland, MN 55391

Robert Reynolds                                            10,000.00                      94,000.00
74 Greenwood Way
Mill Valley, CA 94941

@ Ventures Investors, LLC                                   9,574.00                      89,995.60
100 Brickstone Square
Andover, MA 01810                                       -------------------       -------------------

Totals:                                                 3,040,759.00                  28,583,134.60

                                                                  EXHIBIT 1.01A

                            PURCHASER SIGNATURE PAGE

         By its execution and delivery of this signature page, the undersigned Purchaser of Series D Convertible Preferred Stock hereby joins in and agrees to be bound by the terms and conditions of (i) the Series D Convertible Preferred Stock Purchase Agreement dated as of December 30, 1999 by and among Furniture.com, Inc. (the "Company") and the Purchasers (as defined therein), as to the number of shares of Series D Convertible Preferred Stock set forth below,
(ii) the Third Amended and Restated Registration Rights Agreement dated as of December 30, 1999, between the Company and certain stockholders of the Company (the "Registration Rights Agreement"), as an Investor as such term is defined therein, and (iii) the Third Amended and Restated Stockholders' Agreement dated as of December 30, 1999 between the Company and the stockholders of the Company (the "Stockholders' Agreement"), as an Investor as such term is defined therein, and authorizes this Purchaser Signature Page to be attached to the Series D Convertible Preferred Stock Purchase Agreement, the Registration Rights Agreement, and the Stockholders' Agreement or counterparts thereof.

                                            Name of Purchaser

                                            -----------------------------------

                                            By: /s/ [Multiple Signers]
                                              ---------------------------------
                                              Title:

                                            Record
                                            Address:
                                                    ---------------------------

                                            ------------------------------------

                                             Telecopy No.:
                                                         ----------------------

                                             Number of Shares of
                                             Series D Convertible
                                             Preferred Stock:
                                                             ------------------


Agreed to and accepted this
30th day of December, 1999


FURNITURE.COM, INC.

By: /s/ Alex Seldin
    -------------------------
    Title: VP, Legal & Business Affairs